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                                                                    EXHIBIT 21.1



                            AGREE REALTY CORPORATION
             SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2002


Agree Realty Corporation; through its Operating Partnership, Agree Limited Partnership, is the sole member of the following Limited Liability Companies:


SUBSIDIARY                                  JURISDICTION OF ORGANIZATION

Agree - Columbia Crossing
  Project, L.L.C.                           Delaware

Agree - Milestone Center
  Project, L.L.C.                           Delaware

Agree Facility No. 1, L.L.C.                Delaware

Tulsa Store No. 264, L.L.C.                 Delaware

Mt Pleasant Shopping Center L.L.C.          Michigan

ALPSC Associates, LLC                       South Carolina

Oklahoma City Store No. 151, L.L.C.         Delaware

Omaha Store No. 166, L.L.C.                 Delaware

Indianapolis Store No. 16, L.L.C.           Delaware

Agree Realty Corporation, through its Operating Partnership, Agree Limited Partnership, owns a 99% interest in the following Limited Liability Company:


Lawrence Store No. 203, L.L.C.              Delaware